UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2007

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Suite 500
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-325-3700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 21, 2007, Piedmont Office Realty Trust, Inc. drafted a letter to its stockholders regarding, among other things, the results of the annual meeting which will be mailed on December 24, 2007. A copy of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

The exhibit to this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussions regarding any liquidity event of the Registrant and other factors that may affect future earnings or financial results. Such forward-looking statements can generally be identified by the Registrant's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe" or other similar words. Information given in this correspondence relating to leasing, the Registrant's debt-to-equity ratio and other facts and figures are given as of the date of this filing. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, construction delays, increases in interest rates, lease-up risks, lack of availability of financing, expected borrowings to fund repurchases under the share redemption program and lack of availability of capital proceeds. Piedmont Office Realty Trust is closed to new investors. SEC filings: www.sec.gov.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter to Stockholders, dated December 21, 2007